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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

ASIA PAYMENT SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-30013	98-0204780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 5th Avenue
Suite 4100
Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 8, 2004, Weinberg & Company, P.A., 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, telephone: (561) 487-5765 were retained by us as our independent public accountant.

Our interim financial statements for the quarter ended March 31, 2004 were not reviewed by an independent public accountant as required by Item 310 of Reg. S-B. Weinberg & Company, P.A. is in the process of reviewing our interim financial statements for the period ending March 31, 2004. Upon completion of its review, a Form 10-QSB amending our previous Form 10-QSB of May 14, 2004 will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. (Registrant)

Date: June 11, 2004	/s/ Ben Leboe
Ben Leboe Principal Financial Officer